MICROAGE, INC.
                         1994 MANAGEMENT EQUITY PROGRAM
                                 AWARD AGREEMENT

                                December 9, 1993

Dear Jeff:

                  Pursuant to the action taken by the Board of Directors of MicroAge, Inc. (the "Company") and the Compensation Committee of the Board of Directors, you are hereby offered participation in the 1994 Management Equity Program (the "1994 MEP") under the MicroAge, Inc. Long-Term Incentive Plan (the "Plan"). Under the 1994 MEP, you have the opportunity to receive options to restructure your compensation package to some extent. Essentially, you may elect to purchase shares of the common stock of the Company if you irrevocably elect to waive (1) all or a portion of your 1993 fiscal year bonus (the "1993 Bonus"), and (2) a portion of your base salary and any bonuses you may receive for the 1994, 1995, and 1996 calendar years, and later years if necessary, under the following terms and conditions.

BEFORE YOU ELECT TO PARTICIPATE IN THE 1994 MEP, READ THIS AWARD AGREEMENT. YOU WILL BE REQUIRED TO SIGN THIS AWARD AGREEMENT AND YOUR SIGNATURE WILL EVIDENCE THAT YOU HAVE READ THIS AWARD AGREEMENT, UNDERSTAND IT, AND AGREE WITH ITS TERMS AND CONDITIONS.

TO PARTICIPATE IN THE 1994 MEP, YOU MUST COMPLETE AND SIGN THIS AWARD AGREEMENT AND RETURN IT TO CRAIG CANTONI BY 12:00 P.M. NOON ON TUESDAY, DECEMBER 14, 1993.

                  1. EFFECTIVE DATE. The effective date of your participation in the 1994 MEP is December 14, 1993.

                  2.   STOCKHOLDER   APPROVAL.   The  1994  MEP  is  subject  to
stockholder approval of the Plan, which will be sought at the 1994 Annual Meeting of Stockholders. If stockholder approval is not obtained at such meeting, the 1994 MEP will be deemed to have never been implemented and the options thereunder will be deemed to have never been granted.

                  3. 1993 BONUS WAIVER. You hereby elect to waive all or a portion of your 1993 Bonus in the amount specified in the table below, subject to the limitation described in footnote 6 below.

                              1993 BONUS WAIVER(1)

================================================================================
1993 Bonus Waived     1994 Salary Credit Amount(2)     Bonus Credit Amount(3)
--------------------------------------------------------------------------------
    $75,000                    $75,000                          $0
================================================================================

-----------------

     1 You are not required to waive any of your 1993 Bonus as a condition to participate in the 1994 MEP. Any part of your 1993 Bonus that you elect to waive will be credited against your 1994 salary waiver amount (up to the amount of the Salary Credit Amount) and your 1994 bonus waiver amount, in that order. This "credit" can be carried forward beyond 1994. See Example A attached to this Award Agreement.

     2 You may insert any amount from $0 to $75,000 (15% of your Current Base Salary).

     3 Computed by subtracting the Salary Credit Amount from the 1993 Bonus Waived.

                  4. 1994-1996 WAIVER. You hereby elect to waive a portion of your salary and bonuses for the 1994, 1995, and 1996 calendar years in the amounts specified in the tables below (please understand that bonuses for later years may be automatically waived, as may be necessary to make up any deficit (see footnote 5)):

                             1994-1996 WAIVER TABLE

================================================================================
     Year             Salary(4)            Bonus(5)            Total
--------------------------------------------------------------------------------
     1994              $75,000            $125,000           $200,000(6)
--------------------------------------------------------------------------------
     1995              $75,000            $125,000           $200,000
--------------------------------------------------------------------------------
     1996              $75,000            $125,000           $200,000
--------------------------------------------------------------------------------
   1993-1996           $225,000           $375,000           $600,000(7)
                                                             ========
================================================================================

                  5. NUMBER OF OPTIONS GRANTED. In exchange for electing to waive the amount of compensation specified in the 1994-1996 Waiver Table in Paragraph 4, above, you are hereby granted an option to purchase the number of shares of MicroAge, Inc. Common Stock calculated pursuant to the formula below (to be completed by MicroAge):

           (1)      Total Compensation Waived (1994-1996):            $600,000
                                                                      --------

           (2)      $600,000 (Total Compensation Waived)
                    Multiplied by Ten (10):                           $6,000,000
                                                                      ----------
           (3)      Common Stock Closing Price
                    Effective Date (December 14, 1993)
                    (the "Common Stock Price"):                       $24.83
                                                                      ------
           (4)      Total Options Granted (2) / (3) (rounded up):     241,611
                    (See Example C attached to this Award Agreement)  -------


-------------------------

     4 The minimum annual salary waiver amount is $25,000 (5% of your Current Base Salary). The maximum annual salary waiver amount is $75,000 (15% of your Current Base Salary).

     5 There is no minimum annual bonus waiver amount. The maximum annual bonus waiver amount is $125,000 (25% of your Current Base Salary). If the bonus amount you elect to waive in any year is more than the bonus actually paid to you for that year (and you do not have a Bonus Credit Amount to apply to the deficit), the deficit amount will be added to your bonus waiver amount for the following year. Deficit amounts will continue to be carried forward until made up or until December 14, 2002. See Example B attached to this Award Agreement.

     6 The amount of your 1993 Bonus that you may waive cannot exceed this number. See Example A attached to this Award Agreement.

     7 The minimum waiver amount (salary and bonuses combined) for the three-year period (1994-1996) is $250,000 (50% of your Current Base Salary).

                  6. VESTING OF OPTIONS. Your options will vest in one-third (1/3) increments beginning on the January 1 which is three years following the January 1 of the calendar year for each year you elect to waive base salary and/or bonus amounts. Any amount of your 1993 Bonus that you elect to waive will be used as a credit against future waiver amounts and will be deemed to be waived in the year that such credit is taken. HOWEVER, your options will not fully vest until you have actually waived all of the compensation you agreed to waive.

                           FOR  EXAMPLE,  the options to be  purchased  with the
compensation you waive in 1994 will vest in 1/3 increments beginning on January 1, 1997 and will be 100% vested on January 1, 1999. Correspondingly, the options to be purchased with the compensation you waive in 1995 will vest in 1/3 increments beginning on January 1, 1998 and will be 100% vested on January 1, 2000, and so on.

                           If you  elect  to  waive a  specific  amount  of your
bonuses for the next three years, but do not receive bonuses for the next three years sufficient to cover the amount you agreed to waive (and you do not have a Bonus Credit Amount to apply against the deficit), the bonuses you may be otherwise entitled to receive in later years (up through December 13, 2002) will be used to make up any shortfall on a "first-in, first-out" theory. See Example D attached to this Award Agreement.

                           Notwithstanding  the above,  your options will become
fully vested and exercisable as of December 14, 2002, unless you otherwise terminate employment before such date.

                  7. EXPIRATION OF OPTIONS. Subject to Section 8 and 9 of this Award Agreement, your options will expire, unless sooner exercised, on December 14, 2003.

                  8. TERMINATION OF EMPLOYMENT

                           Death.  Upon your  death,  your  beneficiary  will be
entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of your death by ten and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of your death will be considered. All options received by your beneficiary will be fully vested and immediately exercisable. Your beneficiary will have up to one year from the date of your death to exercise the options. After that one year period, the options will be cancelled. Under no circumstances will you or your beneficiary be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1994 MEP.

                           Disability.  Upon your  termination of employment due
to a "Disability" (as that term is defined in the Plan) you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of your termination by ten and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of your termination will be considered. All options received will be fully vested and immediately exercisable. You will have up to one year from the date of termination of employment to exercise the options. After that one year period, the options will be cancelled. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1994 MEP.

                           Voluntary  or  Involuntary.  Upon your  voluntary  or
involuntary termination of employment, you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of your termination by ten and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of termination of employment will be considered. Your options will continue to vest under the above vesting schedule as if you continued to be employed by the Company and continued participating in the 1994 MEP. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1994 MEP.

                  9. TERMINATION OF 1994 MEP. If the Committee decides to terminate the 1994 MEP, you will be entitled to receive a number of options determined by multiplying the sum of your compensation actually waived up to the date of your termination by ten and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of termination will be considered. All options received will be fully vested and immediately exercisable. You will have up to thirty days from the date of such termination to exercise the options. After such thirty day period, the options will be cancelled. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1994 MEP.

                  10. CHANGE OF CONTROL. Upon a "Change of Control" (as that term is defined in the Plan), the terms of Section 13.10 and 14.2 of the Plan will apply to all options issued under the 1994 MEP. Upon a Change of Control, you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of the Change of Control by ten and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of the Change of Control will be considered. All options will be fully vested and immediately exercisable. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company would not be the surviving or resulting corporation, you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of exercise by ten and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of exercise will be considered. All options will be fully vested and exercisable (a) in the case of a dissolution or liquidation, at anytime after the Company's Board of Directors takes action authorizing the dissolution or liquidation of the Company or (b) in the case of a merger or consolidation in which the Company would not be the resulting or surviving corporation, upon the Company's public announcement that a definitive agreement regarding such a merger or consolidation has been reached. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1994 MEP.

                  11. COMPANY INFORMATION. By signing this Award Agreement, you acknowledge that you have been given, or were offered, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 (the "1993 10-K"), and that you were given an opportunity to ask questions of any of the Company's executive officers (as disclosed on page 7 of the 1993 10-K) regarding the 1993 10-K or any other matter regarding the Company.

                  12. RISK OF INVESTMENT. By signing this Award Agreement, you recognize that your participation in the 1994 MEP is a speculative investment in that the success or failure of your investment depends on the market value of the Company's Common Stock over a several year period. You further recognize that all or a portion of your investment (i.e., your salary and bonus waiver) may be lost. You also acknowledge that you were given the opportunity to consult with your personal advisor(s) regarding the 1994 MEP.


                  I hereby elect to participate in the 1994 MEP under the terms and conditions set forth above and acknowledge that I have read and understood the terms and conditions of the 1994 MEP.

                                    ACCEPTED:
                                    MICROAGE, INC.


SIGNATURE  /s/Jeffrey D. McKeever           BY  /s/Jeffrey D. McKeever
           --------------------------       ------------------------------------
DATE       12/14/93                         ITS  Chairman and CEO
           --------------------------       ------------------------------------
SSN        ###-##-####
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                                       -4-